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                                                                  EXECUTION COPY
                              REINSURANCE AGREEMENT

     THIS REINSURANCE AGREEMENT (this "AGREEMENT"), dated as of April 1, 2001, is entered into by and between FORTIS BENEFITS INSURANCE COMPANY, a Minnesota stock life insurance company (the "COMPANY"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut stock life insurance company ("REINSURER").

     WHEREAS, the Company is engaged in the sale, marketing, underwriting, issuance and administration of certain life insurance policies and annuity contracts (the "BUSINESS"); and

     WHEREAS, the Company and Reinsurer are parties to that certain Asset Purchase Agreement dated January 25, 2001 (the "PURCHASE AGREEMENT"), by and among Fortis, Inc., Fortis Benefits Insurance Company, Fortis Insurance Company, First Fortis Life Insurance Company, Houston National Life Insurance Company, John Alden Life Insurance Company (collectively, the "SELLER PARTIES"), Hartford Life, Inc., Hartford Life and Annuity Insurance Company, and Hartford Life Insurance Company, pursuant to which, among other things, the Seller Parties have agreed to sell and transfer to Reinsurer, and Reinsurer has agreed to purchase and assume, certain assets and liabilities used in or related to the operations of the Business subject to the terms, conditions and limitations contained therein; and

     WHEREAS, in connection with such sale and transfer of assets and liabilities, the parties desire that the Company cede 100% of the Reinsured Liabilities (as defined below) under the Reinsured Contracts (as defined below) to Reinsurer, and Reinsurer desires to reinsure the Reinsured Liabilities, on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     As used herein and in the Schedules hereto, each of the following terms has the meaning set forth below (such meaning to be equally applicable to both the singular and plural forms of the term defined).

     "ADJUSTED STATUTORY LIABILITIES" has the meaning set forth in the Purchase Agreement.

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     "ADMINISTRATIVE SERVICES" has the meaning set forth in the Administrative
Services Agreement.

     "AFFILIATE" means, with respect to any Person, at any relevant time, any other Person controlling, controlled by or under common control with such Person.

     "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement, dated as of the date hereof, by and between the Company and Reinsurer, providing for the servicing and support of the Reinsured Contracts.

     "AGENTS DEBIT BALANCES" means, with respect to the Company, the aggregate of all agents balances and advanced Commissions owed to the Company with respect to the Reinsured Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 2.1 and 0501 of Exhibit 13 of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

     "AGREEMENT" means this Reinsurance Agreement and all Schedules hereto, as the same may be supplemented, modified or amended from time to time.

     "APPLICABLE SAP" means the statutory accounting principles, consistently applied, as prescribed or permitted by the insurance regulatory authorities in the state of the Company's state of domicile.

     "ASSERTED LIABILITY" has the meaning set forth in Section 5.3.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which banking institutions in the States of New York and Connecticut are permitted or obligated by Law to be closed, or a day on which the New York Stock Exchange is closed for trading.

     "CLAIMS NOTICE" has the meaning set forth in Section 5.3.

     "COMMISSIONS" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to producers, agents, brokers or other such sales representatives.

     "COMPANY INDEMNITEES" has the meaning set forth in Section 5.1.


     "COMPANY RETAINED LIABILITIES" means all liabilities or obligations of any character or nature (whether known or unknown, absolute or contingent, disclosed or undisclosed) that are not Reinsured Liabilities or otherwise required to be paid by Reinsurer to the Company pursuant to the express terms and conditions of this Agreement or the Administrative Services Agreement. By way of illustration but without limitation to or exclusion of any category of Company Retained Liability not specifically enumerated herein, the Company Retained Liabilities shall include any liability or

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obligation arising from any of the following: (a) Premium taxes due in respect of Premiums paid prior to the date hereof or on account of the Premiums Receivable; (b) the Excluded Assets or Excluded Contracts (each of which is defined in the Purchase Agreement); (c) Litigation against the Company with respect to the Business that is pending on the date hereof or that arises with respect to events occurring prior to the date hereof; (d) any Seller Extra Contractual Obligations; and (d) any income Taxes of the Company resulting from the transfer or assignment to Reinsurer of the Transferred Investment Assets, Net Transfer Amount or Purchased Assets (each of which are defined in the Purchase Agreement).

     "CONTRACT" means any written or oral agreement, arrangement, commitment, contract, indenture, lease, obligation, plan, understanding or undertaking of any kind or character to which a party hereto is a party or that is binding on any such party or its assets or business.

     "CONTRACT STATES" means those jurisdictions listed on SCHEDULE 1.1 hereto.

     "CONTRACTHOLDER" means the owner of a Reinsured Contract.

     "DAC TAX REIMBURSEMENT" has the meaning set forth in Section 3.10(b).

     "EFFECTIVE DATE" means, (i) with respect to each Existing Reinsured Contract, 12:01 a.m. on the date of this Agreement, and (ii) with respect to each New Reinsured Contract, the date and time after 12:01 a.m. on the date of this Agreement upon which the Company's obligations under such New Reinsured Contract begin.

     "EXISTING REINSURED CONTRACTS" means only those contracts of insurance and annuities described on SCHEDULE 1.2 that have been issued or reinsured by the Company in connection with the Business and are in force on the date hereof, or have been applied for prior to the date hereof, or are subject to being renewed or reinstated in accordance with their terms on the date hereof, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith).
SCHEDULE 1.3 lists the individual policy number for each such insurance or annuity contract that was an Existing Reinsured Contract as of the close of business on the third Business Day immediately preceding the date of this Agreement.

     "EXTRA CONTRACTUAL OBLIGATIONS" means all claims, actions, suits, liabilities, obligations or losses, other than Reinsured Liabilities, arising under the Reinsured Contracts including, without limitation, obligations or losses in excess of the contractual policy benefits of the applicable Reinsured Contract, any liability for fines, fees, penalties, punitive, special, exemplary or other form of extra-contractual damages, which claims, actions, suits, liabilities, obligations or losses arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to:
(i) the design, marketing, sale, underwriting, rating of or rates chargeable under, issuance, cancellation or administration of the Reinsured Contracts; (ii) the investigation, defense,

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trial, settlement or handling of claims, benefits, dividends or payments under the Reinsured Contracts; or (iii) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts due or alleged to be due under the Reinsured Contracts.

     "GENERAL ACCOUNT RESERVES" means, with respect to the Company, the amount of the reserves (other than any amount of reserves for Litigation or other Company Retained Liabilities) of the Business determined in accordance with Applicable SAP and appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 10.1, 10.2 and 10.3 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

     "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, self-regulatory organization, board or body, including, without limitation, the SEC, NASD and any state insurance regulatory authority.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 5.3.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 5.3.

     "LAW" means any federal, state, local or foreign code, law, statute, ordinance, regulation, rule, reporting or licensing requirement, policy, guideline, administrative interpretation or other requirement of a Governmental Authority (including those of the SEC, NASD, NAIC, any self-regulatory organization or any state insurance department) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

     "LITIGATION" means any action, cause of action (whether at law or in equity), arbitration, claim or complaint by any Person alleging potential liability, wrongdoing or misdeed of another Person (other than claims for policy benefits in the ordinary course of business), or any administrative or other similar proceeding, criminal prosecution or investigation by any Governmental Authority alleging potential liability, wrongdoing or misdeed of another Person.

     "LOSS" means any action, claim, loss, liability, damage, deficiency, cost, expense (including reasonable fees and expenses of attorneys, actuaries, accountants and other consultants), interest or penalty.

     "MARKETING AGREEMENT" means that certain Agreement, dated as of the date hereof, by and between the Company and Reinsurer, providing for, among other things, the Company to provide certain marketing services on behalf of Reinsurer.

     "NAIC ANNUAL STATEMENT BLANK" means the form of annual statement for life and accident and health insurance companies--association edition, as prescribed by the NAIC, that was in effect for year-end 1999 filings.

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     "NEW REINSURED CONTRACTS" means all of those contracts of life insurance and annuities described on SCHEDULE 1.2 that are issued by the Company after the date hereof pursuant to the Marketing Agreement, together with all contracts of life insurance issued by the Company after the date hereof pursuant to Section
2.9 hereof.

     "NON-GUARANTEED ELEMENTS" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, participating policy dividends, administrative expense risk charges, variable Premium rates and variable paid-up amounts, as applicable, under the Reinsured Contracts.

     "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, division, business unit or other entity.

     "POLICY LOAN RECEIVABLES" means, with respect to the Company, the aggregate principal and accrued interest thereon of all policy loans with respect to the Reinsured Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 5 and 17 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

     "PREMIUMS" mean premiums, considerations, deposits and similar receipts with respect to the Reinsured Contracts.

     "PREMIUMS RECEIVABLE" means, with respect to the Company, the aggregate of all Premiums receivable (including any due and deferred premiums) with respect to the Reinsured Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 15 and 16 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

     "REINSURANCE RECOVERABLES" means, with respect to the Company, the aggregate of all amounts recoverable from reinsurers with respect to the Reinsured Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 12.1, 12.2, 12.3 and 12.4 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

     "REINSURED CONTRACTS" means collectively the Existing Reinsured Contracts and the New Reinsured Contracts.

     "REINSURED LIABILITIES" means all (i) liabilities of the types for which amounts are included in the Adjusted Statutory Liabilities arising under or with respect to the Reinsured Contracts, regardless of whether such liabilities arise before, on or after the Effective Date, and (ii) all Extra Contractual Obligations that arise out of acts or omissions by Reinsurer or any of their respective directors, officers, employees,

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Affiliates, agents or representatives which acts or omissions occur (or, in the case of omissions, fail to occur) at any time on or after the date hereof.

     "REINSURER INDEMNITEES" has the meaning set forth in Section 5.2.

     "SELLER EXTRA CONTRACTUAL OBLIGATIONS" means all Extra Contractual Obligations that arise out of acts or omissions occurring (or in the case of omissions, failing to occur) at any time prior to the date hereof by the Company or its directors, officers, employees, Affiliates, agents or representatives.

     "SEPARATE ACCOUNT(S)" means the FBIC Separate Account C and FBIC Separate Account D, each of which is a unit investment trust and is registered as an investment company under the 1940 Act and was established by the Company pursuant to applicable state insurance and federal securities Laws, with respect to the Reinsured Contracts that are variable life insurance policies or variable annuity contracts.

     "SEPARATE ACCOUNT RECEIVABLES" means the aggregate amount owed by the Separate Accounts to the Company determined in accordance with Applicable SAP and appropriately includable on line 13A of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in comparable lines in successor NAIC annual statement blanks.

     "SEPARATE ACCOUNT REVENUES" means, for all Reinsured Contracts that are variable life insurance policies or variable annuity contracts, the net cash flows (including any change in the Separate Account Receivables) associated with the Separate Accounts.

     "TAX" means any federal, state, local, foreign or other income, premium, payroll, withholding, excise, sales, use, gains, transfer, real and personal property, use and occupation, capital stock, franchise or other tax, assessment or governmental charge in the nature of a tax, including interest and penalties thereon.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 5.4(a). "THIRD

     PARTY CLAIMANT" has the meaning set forth in Section 5.4(a).

     "TRUST AGREEMENT" means that certain Trust Agreement, dated as of the date hereof, by and among the Company, Reinsurer and the Trustee.

     "TRUSTEE" is defined in the Trust Agreement.

     "TRUST RESERVES" means the General Account Reserves less the Separate Account Receivables, the Policy Loan Receivables, the Premiums Receivable, the Reinsurance Recoverables and the Agents Debit Balances.

     "UNASSIGNED THIRD PARTY REINSURANCE AGREEMENTS" means the following agreements that relate to reinsurance for the Reinsured Contracts, to the extent that, as of

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the date of this Agreement, any such agreement is not either assigned to
Reinsurer as contemplated by Section 5.10 of the Purchase Agreementor replaced by a similar agreement between Reinsurer and the counterparty thereto:

          (i) all of the Third Party Reinsurance Contracts of the Company identified on Schedule 3.13 to the Purchase Agreement.

                                    ARTICLE 2

                                   COINSURANCE

       2.1 COINSURANCE.

          (a) As of the Effective Date, the Company hereby cedes to Reinsurer and Reinsurer hereby accepts reinsurance on a coinsurance basis of one hundred percent (100%) of the Reinsured Liabilities under the Reinsured Contracts, net of any Third Party Reinsurance collected by the Company under any Unassigned Third Party Reinsurance Agreements. The liability of Reinsurer under this Agreement with respect to any Reinsured Contract will begin simultaneously with that of the Company, but not prior to the Effective Date. It is understood and agreed by the parties that in no event shall Reinsurer assume, or have any responsibility or obligation for, any Company Retained Liabilities. Subject to any termination that might occur pursuant to Section 6.2 hereof, Reinsurer's liability with respect to any Reinsured Contract will terminate on the date the Company's liability on such Reinsured Contract is terminated in accordance with its terms. Termination of Reinsurer's liability herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 2.1 imply a unilateral right of Reinsurer to terminate this Agreement.

          (b) In no event shall such coinsurance be in force and binding unless the underlying Reinsured Contract as issued by the Company is in force and binding as of the Effective Date, or has lapsed but would be entitled to reinstatement by its terms, as of the Effective Date, and is reinstated thereafter in accordance with its terms.

          (c) With respect to each of the Reinsured Contracts, the amount of coinsurance hereunder shall be maintained in force without reduction so long as the Reinsured Contract remains in force without reduction. If there is a reduction with respect to a Reinsured Contract, Reinsurer's liability with respect thereto shall be equally reduced. If the Company collects Premiums in arrears in connection with a reinstated Reinsured Contract, the Company shall pay such Premiums to the Reinsurer.

          (d) On and after the Effective Date, Reinsurer shall have the responsibility of all payments for Reinsured Liabilities.

          (e) The Company shall use all commercially reasonable efforts to comply with directions from Reinsurer with respect to all matters affecting Reinsurer's

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reinsurance obligations hereunder, so long as such directions comply with all applicable Laws and are not inconsistent with the provisions of this Agreement or the Administrative Services Agreement.

       2.2 PARTIES TO COINSURANCE. This Article 2 provides for indemnity reinsurance solely between the Company and Reinsurer. The reinsurance under this Agreement shall not create any right or legal relation between Reinsurer and the Contractholder or insured under a Reinsured Contract.

       2.3 SERVICING OF REINSURED CONTRACTS. The parties hereby agree that the Reinsured Contracts shall be administered by Reinsurer or an Affiliate of Reinsurer in accordance with the terms and conditions of the Administrative Services Agreement.

       2.4 MAINTENANCE OF RESERVES. Reinsurer shall maintain General Account Reserves with respect to the Reinsured Contracts determined in accordance with generally accepted actuarial standards and all applicable Laws, rules and requirements for the filing of the Company's statutory financial reports in the Company's state of domicile. All such General Account Reserves will be accounted for by the Company as ceded reinsurance and by Reinsurer as coinsured reinsurance.

       2.5 CREDIT FOR CEDED REINSURANCE AND TRUST ACCOUNT.

          (a) Reinsurer shall maintain all licenses or otherwise take any and all action under its control for the Company to qualify for statutory reinsurance credit for the Reinsured Liabilities in all Contract States in which Reinsured Contracts are outstanding at any time.

          (b) Simultaneously with the execution and delivery of this Agreement, Reinsurer, the Company and the Trustee have executed and delivered the Trust Agreement, pursuant to which Reinsurer has, on the date hereof, established a trust account for the sole benefit of the Company. The parties agree that such trust shall be treated as a "grantor trust" for federal income tax purposes, and Reinsurer shall report all items of income, gain or loss with respect to the assets held therein on its federal income tax return.

       2.6 SEPARATE ACCOUNTS. The parties acknowledge and agree that certain of the Reinsured Contracts are variable universal life insurance policies and variable annuity contracts for which the Company has established the Separate Account(s) pursuant to applicable state insurance and federal securities Laws. The parties acknowledge and agree that the Separate Account liabilities are being reinsured hereunder by Reinsurer on a 100% modified coinsurance basis, and as a result the Company shall maintain the Separate Account reserves. The parties also acknowledge and agree that it is the intent of the parties that (i) the funds required to be maintained in such Separate Accounts shall continue to be so maintained in such Separate Accounts of the Company, (ii) the General Account Reserves shall be transferred to Reinsurer as described in Section 3.1(a) hereof, in the Purchase Agreement and in the Trust Agreement, and (iii) pursuant to the

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Administrative Services Agreement, Reinsurer shall perform all administrative services required with respect to the Reinsured Contracts, including, without limitation, administrative services with respect to such Separate Accounts and the transfer of funds to and from the Separate Accounts.

       2.7 CERTAIN POLICY ELEMENTS. From and after the Effective Date, Reinsurer may make recommendations to the Company with respect to the Non-Guaranteed Elements of the Reinsured Contracts. Subject to applicable Laws and the Company's then existing procedures, the Company shall establish all Non-Guaranteed Elements of the Reinsured Contracts taking into account the recommendations of Reinsurer with respect thereto.

         2.8 POLICY CHANGES. The Company agrees that after the Effective Date it shall not make (a) any changes to the terms and conditions of a Reinsured Contract, or (b) withdraw or terminate any form of Reinsured Contract on file with any Governmental Authority, except in the case of either clause (a) or (b), with the Reinsurer's prior written consent; PROVIDED, HOWEVER, that the Company shall be entitled to make changes to a Reinsured Contract or withdraw or terminate the form of a Reinsured Contract to the extent such action is required by applicable Law or pursuant to the terms of the Reinsured Contract, and the Company shall have given written notice thereof to the Reinsurer in advance of taking such action.

       2.9 CONVERSIONS. In addition to any New Reinsured Contracts that the Company issues pursuant to the terms and conditions of the Marketing Agreement, the Company shall issue individual life insurance coverage following the exercise of conversion rights or similar coverage options by Contractholders in accordance with the terms and conditions of the Reinsured Contracts giving rise to such rights. Any coverage issued by the Company pursuant to such conversion rights or coverage options shall be deemed a New Reinsured Contract for purposes of this Agreement and the Administrative Services Agreement.

                                    ARTICLE 3

                              PAYMENTS AND REPORTS

       3.1 REINSURANCE PREMIUMS.

          (a) As initial consideration for Reinsurer's reinsurance of the Existing Reinsured Contracts, the Company is paying to Reinsurer on the date hereof a reinsurance premium equal to $892,222,000, subject to adjustment in accordance with the Purchase Agreement.

          (b) As additional consideration for Reinsurer's reinsurance of the Reinsured Liabilities under the Reinsured Contracts, the Company hereby absolutely and irrevocably sells, transfers, conveys, grants, assigns and delivers to the Reinsurer, free and clear of all claims, liens, interests and encumbrances, and the Reinsurer hereby

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accepts from the Company, all of the Company's existing and future right, title and interest in and to the following items received by or on behalf of the Company after the Effective Date with respect to the Reinsured Contracts:

          (i) Premiums Receivable;

          (ii) Policy Loan Receivables;

          (iii) Reinsurance Recoverables;

          (iv) Agents Debit Balances;

          (v) Separate Account Revenues; and

          (vi) all other fees, charges and amounts, including, without limitation, Premiums and payments of policy loan principal and interest.

          (c) The Company agrees to execute and deliver to the Reinsurer any further instruments or assurances that the Reinsurer may reasonably request for more effectual vesting of the Reinsurer's right, title and interest in the items set forth in subsection (b) above. Notwithstanding anything in this Agreement to the contrary, all of the Reinsurer's obligations hereunder, including without limitation, the Reinsurer's obligation to pay the Reinsured Liabilities ceded hereunder, are expressly conditioned upon the Company and its Affiliates, successors and assigns not asserting any claim to ownership of, or title to, any of the amounts set forth in subsection (b) above on or after the Effective Date, except as provided in Section 3.7(c) hereof.

          (d) Reinsurer hereby is authorized by the Company to endorse for payment all checks, drafts and money orders payable to the Company as payment of Premiums, loan repayments and other amounts with respect to the Reinsured Contracts. The Company hereby authorizes the Reinsurer, in the name of the Company or otherwise, to ask, demand, collect, receive and furnish receipts for Premiums, loan repayments and other amounts with respect to the Reinsured Contracts. The Company hereby assigns to Reinsurer, in accordance with the terms and conditions of the Administrative Services Agreement, all the Company's rights and privileges to draft or debit the accounts of any Contractholders for Premiums and other amounts earned under the Reinsured Contracts on or after the Effective Date, including existing pre-authorized bank draft or electronic fund transfer arrangements between the Company and such Contractholders. The Company will promptly endorse and remit to Reinsurer any Premiums, loan repayments and other amounts under the Reinsured Contracts received by the Company on or after the Effective Date. The Company shall treat any such amounts as the property of the Reinsurer to be held for the sole benefit of Reinsurer.

          (e) On and after the Effective Date, the Company shall pay or cause to be paid through the Administrative Services Agreement to the Reinsurer an amount equal to 100% of the items set forth in subsection (b) above.

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       3.2 CEDING COMMISSION. In consideration of the Company's transfer of the
Existing Reinsured Contracts to Reinsurer as provided herein, Reinsurer is paying to the Company on this date a ceding commission in the amount of Five Hundred Million Dollars ($500,000,000).

       3.3 BENEFITS AND ASSUMED PAYMENTS. Reinsurer shall reimburse the Company for all Reinsured Liabilities that are paid by the Company on and after the Effective Date, provided that any such payments by the Company shall be in accordance with the terms and conditions of the Reinsured Contracts or other applicable Contract within the Reinsured Liabilities.

       3.4 PREMIUM TAXES. Reinsurer shall reimburse the Company for Premium taxes (including retaliatory taxes) paid by the Company on account of Premiums and other amounts received on the Reinsured Contracts on and after the Effective Date, on the basis specified herein. For each calendar year, Reinsurer shall reimburse such Premium tax payments, with respect to each state and municipality, on an annual basis, within thirty calendar days after receipt of a billing for Reinsurer's share of such Premium taxes paid. Reinsurer's share shall be determined on the basis of each such state's actual tax rate for Reinsured Contract Premiums multiplied by the Premiums received in such state during the annual period. Such Premium taxes shall be reduced to the extent of any credit that the Company is entitled to take in any such year on its Premium tax returns for any amounts paid by Reinsurer pursuant to Section 3.5 below. Notwithstanding the foregoing, because the Company is required by Law to pay estimated Premium taxes on a quarterly basis throughout each calendar year, Reinsurer will pay the Company such Premium tax reimbursements on a quarterly basis within fifteen calendar days after receipt of a written estimate prepared by the Company, and the parties will make any necessary adjustment at the end of the calendar year so that Reinsurer only reimburses the Company for the actual Premium taxes on the basis specified above.

       3.5 GUARANTY FUND ASSESSMENTS. The Company shall retain the obligation to pay, without any right to reimbursement from Reinsurer, all amounts arising from participation in any guaranty fund, insolvency fund, plan, pool, association or similar organization that are assessed with respect to the Existing Reinsured Contracts as a result of Premiums paid to the Company prior to the date hereof or on account of the Premiums Receivable. Reinsurer shall reimburse the Company for any and all such assessments with respect to the Reinsured Contracts as a result of Premiums paid on or after the date hereof, except to the extent included in the Premiums Receivable.

       3.6 QUARTERLY REPORTS. For so long as this Agreement is in effect, Reinsurer shall provide the Company with a quarterly report relating to the Reinsured Contracts no later than twenty Business days after the end of each calendar quarter, in accordance with the terms of the Administrative Services Agreement.

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       3.7 PAYMENTS.

          (a) All amounts due to be paid to either the Company or Reinsurer shall be determined on a net basis as of the last day of the calendar quarter to which such payment is attributable. All such amounts will be due and accrued as of such date. Payment shall be based upon the report delivered by Reinsurer pursuant to Section 3.6. If, based upon such report, it is determined that Reinsurer owes a payment to the Company, such payment shall be made within five calendar days after delivery of such report. If, based upon such report, it is determined that the Company owes a payment to Reinsurer, such payment shall be made within fifteen calendar days after delivery of such report. All such payments shall be made in cash.

          (b) If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate ("LIBOR") as published in THE WALL STREET JOURNAL, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.7, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five Business Days after the date such payment is due.

          (c) Any debts or credits between the Company and Reinsurer under this Agreement and the Administrative Services Agreement are deemed mutual debts and credits, as the case may be, and the Company and Reinsurer shall have, and may exercise at any time and from time to time, the right to net or offset any such debts or credits under this Agreement and the Administrative Services Agreement and only the balance shall be allowed or paid hereunder. This right of netting and offset shall not be affected or diminished because of insolvency of either party to this Agreement. Without limiting the generality of the foregoing, in the event of insolvency of either party, the items described in Section 3.1(b) of this Agreement may be netted or offset against payments of Reinsured Liabilities described in Section 2.1(d).

       3.8 ANNUAL REPORTS. Each party shall provide to the other on a timely basis after the end of each calendar year such information as may be reasonably requested in order for the requesting party to prepare statutory filings, tax returns and other similar filings and reports.

       3.9 WIRE TRANSFERS. Any payment of cash required under this Agreement shall be paid to the recipient in immediately available funds, United States Dollars, by means of a wire transfer, if the recipient provides to the payer appropriate wire transfer instructions at least two Business Days prior to the required date of payment, and otherwise by means of a certified check.

       3.10 DAC TAX MATTERS.

          (a) To the extent that Section 848 of the Internal Revenue Code of 1986 (the "CODE"), and corresponding Regulations 1.848-1 and 1.848-2 are applicable to the Reinsured Contracts, the Company and Reinsurer agree as follows:

          (i) Pursuant to the joint election set forth in Section 1.848-2(g)(8) of the Regulations corresponding to the Code, the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code
     Section 848(c)(1). The first taxable year for which the joint election will be effective is the tax year ending December 31, 2001. Both parties shall attach a joint schedule to their 2001 federal income tax returns that identifies this Agreement as an agreement for which the joint election has been made.

          (ii) Both parties shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

          (iii) Reinsurer will submit a schedule to the Company by April 1 of each year providing Reinsurer's calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of Reinsurer stating that Reinsurer will report such net consideration in its tax return for the preceding calendar year.

          (iv) The Company may contest such calculation by providing an alternative calculation to Reinsurer in writing within thirty calendar days of the Company's receipt of Reinsurer's calculation. If the Company does not so notify Reinsurer, the Company will report the net consideration as determined by Reinsurer in the Company's tax return for the previous calendar year. If the Company contests Reinsurer's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty calendar days of the date the Company submits its alternative calculation.

          (b) (i) Other than with regard to the initial reinsurance premium as set forth in Section 3.1(a), it is intended that the Company should not bear an economic cost, or reap any economic benefit, relating to the federal income tax treatment of the net consideration determined as described in Section 3.10(a). To approximate this result, an annual reimbursement (the "DAC TAX REIMBURSEMENT") as determined under Section 3.10(b)(ii) will be paid for each taxable year for which this Agreement is in effect.

          (ii) The DAC Tax Reimbursement for each taxable year will be determined as follows:

                          [((.95a-(SIGMA)b)x.35)/.65]
where:

          "A" is the capitalized deferred acquisition cost ("DAC") and is equal to the Net Positive Consideration times the Applicable Percentage, where:

          "NET POSITIVE CONSIDERATION" is determined in accordance with Section 3.10(a), but without regard to the initial reinsurance premium as set forth in Section 3.1(a); and

          "APPLICABLE PERCENTAGE" is the appropriate rate set forth in Section 848(c) of the Code.

          "(SIGMA)" is a summation for n = 1 through 10, where "N" is equal to the number of calendar years subsequent to the taxable year for which the DAC Tax Reimbursement is being determined.

          "B" is the amortized DAC and is equal to the PV Factor times the Amortization Amount, where:

          "PV FACTOR" is equal to (1/(1+i)TO THE POWER OF n), where "i" is equal to the ten-year U.S. Treasury Note rate on December 31 of the taxable year for which the DAC Tax Reimbursement is being determined; and

          "AMORTIZATION AMOUNT" is equal to:

          10% times a for n = 1 through 9, and

          5% times a for n = 10.

          ".35" is the highest corporate tax rate set forth in Section 11(b) of the Code.

          ".65" is 1 minus the highest corporate tax rate set forth in Section 11(b) of the Code.

          (iii) In the event of a change in the highest corporate federal income tax rate specified in Section 11(b) of the Code, or the applicable percentages specified in Section 848(c) of the Code, the DAC Tax Reimbursement formula set forth in Section 3.10(b)(ii) will be modified accordingly.

          (iv) The DAC Tax Reimbursement will be paid to the party with Net Positive Consideration as defined in Section 3.10(b)(ii).

          (v) The DAC Tax Reimbursement will be paid at the time of the first settlement pursuant to Section 3.7 of this Agreement following the time at which the Company and Reinsurer agree as to the amount of net consideration pursuant to Section 3.10(a).

          (vi) The DAC Tax Reimbursement will be taken into account in determining net consideration for this Agreement for the taxable year in which the DAC Tax Reimbursement is paid.

       3.11 FINANCING STATEMENTS. The Company shall take all action reasonably requested by the Reinsurer to assist the Reinsurer to record and perfect its right, title and interest in and to the items transferred to the Reinsurer pursuant to this Article 3. Such action shall include without limitation the Company's execution and delivery of any financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements under Article 9 of the Uniform Commercial Code.

                                    ARTICLE 4

                                   INSOLVENCY

       4.1 PAYMENTS BY REINSURER. Reinsurer hereby agrees that all Reinsured Liabilities shall be payable by Reinsurer on the basis of the liability of the Company under the Reinsured Contracts, without diminution because of the insolvency, liquidation or rehabilitation of the Company or the appointment of a conservator, receiver, liquidator or statutory successor of the Company, directly to the Company or to its conservator, receiver, liquidator or other statutory successor.

       4.2 CLAIMS. It is agreed that any conservator, receiver, liquidator or statutory successor of the Company shall give prompt written notice to Reinsurer of the pendency or submission of a claim under any such Reinsured Contract. During the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense available to the Company or its conservator, receiver, liquidator or statutory successor. The expense thus incurred by Reinsurer is chargeable against the Company as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to the Company solely as a result of the defense undertaken by Reinsurer.

                                    ARTICLE 5

                                 INDEMNIFICATION

       5.1 REINSURER INDEMNIFICATION. From and after the date of this Agreement, Reinsurer shall indemnify, defend and hold harmless the Company and the Separate Account(s) and their Affiliates (and their respective directors, officers, employees, successors and permitted assigns) (the "COMPANY INDEMNITEES") from and against all Losses asserted against, imposed upon or incurred by such Company Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by Reinsurer pursuant to this Agreement, (b) any directions of Reinsurer given pursuant to Section

2.1(e) or 2.7 hereof and followed by the Company in a timely manner, (c) the payment of or failure to pay any Reinsured Liabilities, (d) any fraud, theft or embezzlement by officers, employees or agents of Reinsurer during the term of this Agreement, (e) the failure of Reinsurer to comply with any applicable Law during the term of this Agreement, and (f) the reasonable costs to the Company Indemnitees of enforcing this indemnity against Reinsurer.

       5.2 COMPANY INDEMNIFICATION. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless Reinsurer and its Affiliates (and their respective directors, officers, employees, successors and permitted assigns) (the "REINSURER INDEMNITEES") from and against all Losses asserted against, imposed upon or incurred by such Reinsurer Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement, (b) any Company Retained Liabilities,
(c) any fraud, theft or embezzlement by officers, employees or agents of the Company or the Separate Account(s) during the term of this Agreement, (d) the failure of the Company to follow the Reinsurer's recommendations pursuant to
Section 2.7 hereof or Section 3.15 of the Administrative Services Agreement, unless following such recommendation was prohibited by applicable Law or the terms of the applicable Reinsured Contracts, (e) the failure of the Company to comply with any applicable Law during the term of this Agreement, (f) the failure of the Separate Accounts(s) to comply with any applicable Law during the term of this Agreement, unless such failure is caused by Reinsurer's actions or omissions under the Administrative Services Agreement, and (g) the reasonable costs to Reinsurer Indemnitees of enforcing this indemnity against the Company. The parties agree that, for purposes of the Company's indemnification obligations hereunder, the Company shall not be liable for the acts of any of its agents or other producers who are appointed by the Company pursuant to
Section 2.2 of the Marketing Agreement to the extent such agents or other producers are engaged in the sales or marketing of New Reinsured Contracts.

       5.3 NOTICE OF LOSS, ASSERTED LIABILITY. As promptly as practicable after
(a) becoming aware of circumstances that have resulted in a Loss for which a party entitled to indemnification pursuant to Section 5.1 or Section 5.2 intends to seek indemnification under such Section (the "INDEMNIFIED PARTY") or (b) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any Litigation that may result in a Loss (an "ASSERTED LIABILITY"), the Indemnified Party shall give notice thereof (the "CLAIMS NOTICE") to any other party obligated to provide indemnification pursuant to Section 5.1 or Section 5.2 (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss or Asserted Liability that has been or may be suffered by the Indemnified Party. If a Claims Notice is not provided within the time required by the first sentence of this
Section 5.3, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party except to the extent that the Indemnifying Party is actually prejudiced by such late receipt of the Claims Notice.

       5.4 OPPORTUNITY TO CONTEST.

          (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "THIRD PARTY CLAIMANT") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article 5 (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 5.3, be delivered as promptly as practicable after such Third Party Claim is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

          (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Third Party Claim that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article 5; PROVIDED, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Third Party Claim through representatives and counsel of its own choosing; and, PROVIDED FURTHER, that the Indemnifying Party shall not settle any Third Party Claim unless (i) such settlement is on exclusively monetary terms and provides a complete release of, or dismissal with prejudice of, all claims against any Indemnified Party potentially affected by such Third Party Claim for all matters that were or could have been asserted in connection with such claim, or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld, conditioned or delayed. If requested by the Indemnifying Party, the Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate; PROVIDED, HOWEVER, that the Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

          (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Third Party Claim that it has elected not to defend with its own counsel and at its own expense.

          (d) Except as provided in the first sentence of Section 5.4(b), the Indemnifying Party shall bear all costs of defending any Third Party Claim and shall indemnify the Indemnified Party for all costs, fees and expenses incurred in connection with defending such Third Party Claim.

          (e) The parties shall make available to each other all relevant information in their possession relating to any Third Party Claim (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

          (f) No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of applicable Law or bad faith of such party.

         5.5 CERTAIN REDUCTIONS; SUBROGATION RIGHTS. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by, or any Tax benefits inuring to the benefit of, the Indemnified Party as a result of the Loss for which the Indemnified Party is seeking indemnification. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 5, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; PROVIDED, HOWEVER, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 5 in connection with such Loss.

                                    ARTICLE 6

                              TERM AND TERMINATION

       6.1 DURATION. This Agreement shall continue in force until such time that Reinsurer's liability with respect to all Reinsured Contracts reinsured hereunder is terminated pursuant to Section 6.2.

       6.2 TERMINATION. This Agreement (i) may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination, and (ii) shall terminate automatically at such time as none of the Reinsured Contracts remains in force.

       6.3 SURVIVAL OF CERTAIN ARTICLES AND SECTIONS. Notwithstanding the other provisions of this Article 6, the rights and obligations of the parties pursuant to Sections 3.4, 3.5, 3.7 and 3.10, and Articles 1, 5, 7 and 8 shall survive the termination of this Agreement for a two year- period following such termination with respect to matters or events occurring during the term of this Agreement.

                                    ARTICLE 7

                               DISPUTE RESOLUTION

       7.1 DISPUTE RESOLUTION. The parties acknowledge and agree that either party may pursue judicial remedies at Law or equity in the event of a dispute with respect to the interpretation, construction or enforcement of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

       8.1 COOPERATION. Each party hereto shall cooperate with the other party and, individually or collectively, shall promptly take such further action and promptly execute such further documents, certificates, instruments, statements, filings, conveyances, and agreements as may be reasonably necessary to effectuate the purposes of this Agreement.

       8.2 OVERSIGHTS AND ERRORS. It is agreed that in the event that any unintentional or accidental failure to comply with the terms of this Agreement can be shown to be the result of a misunderstanding, oversight or clerical error, both parties shall be restored to the position they would have occupied had the misunderstanding, oversight or error not occurred.

       8.3 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement (including the Schedules hereto) constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

       8.4 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by all parties.

       8.5 WAIVERS. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

       8.6 BINDING EFFECT; ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that, without having to obtain such consent, either party may assign this Agreement to a Person who acquires all or substantially all of the equity or assets of such party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Reinsurer or the Company, as the case may be, shall promptly notify each other following any "change of control" filing with respect to such party made with an insurance regulatory authority, the approval of any plan to liquidate, merge or dissolve Reinsurer or the Company, as applicable, or of any proceeding or lawsuit that materially affects Reinsurer's or the Company's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

       8.7 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         The Company:                Fortis Benefits Insurance Company
                                     2323 Grand Boulevard
                                     Kansas City, MO 64108
                                     Attention: General Counsel
                                     Fax: 816-881-8508
                                     Phone: 816-474-2362
         and
                                     Fortis, Inc.
                                     One Chase Manhattan Plaza
                                     41st Floor
                                     New York, New York 10005
                                     Attention:  Jerome A. Atkinson
                                     Fax: 212-859-7034
                                     Phone: 212-859-7285

         With copy to counsel        Alston & Bird LLP
         (which shall not            1201 West Peachtree Street
         constitute notice):         Atlanta, Georgia  30309
                                     Attention: Susan J. Wilson
                                     Fax: 404-881-4777
                                     Phone: 404-881-7974

         Reinsurer:                  Hartford Life and Annuity Insurance Company
                                     200 Hopmeadow Street
                                     Simsbury, Connecticut 06089
                                     Attention: General Counsel
                                     Fax:  860-843-8665
                                     Phone:  860-547-5000

         With copy to counsel        Lord, Bissell & Brook
         (which shall not            115 S. LaSalle Street
         constitute notice):         Chicago, Illinois 60603
                                     Attention: James R. Dwyer
                                     Fax:  312-443-0336
                                     Phone:  312-443-0632

       8.8 GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the Laws of the State in which the Company is domiciled, without regard for any conflicts of laws principles.

       8.9 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All references herein to Articles, Sections and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

       8.10 INTERPRETATION.

          (a) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All dollar references in this Agreement are to the currency of the United States.

          (b) No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

       8.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       8.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Reinsurance Agreement as of the date first above written.

                                     FORTIS BENEFITS INSURANCE
                                     COMPANY

                                       By:

                                          --------------------------------------
                                      Name:

                                          --------------------------------------
                                     Title:

                                          --------------------------------------
                                     HARTFORD LIFE AND ANNUITY
                                     INSURANCE COMPANY
                                       By:

                                          --------------------------------------
                                      Name:

                                          --------------------------------------
                                     Title:

                                          --------------------------------------

                                  SCHEDULE 1.1

                                 CONTRACT STATES

All states in the United States of America, except New York.

                                  SCHEDULE 1.2

                               REINSURED CONTRACTS

                                  SCHEDULE 1.3

                          EXISTING REINSURED CONTRACTS

Please see CD-ROM provided to Reinsurer by the Seller Parties for the Business and generated as of March 30, 2001.

                                                                  EXECUTION COPY

                        ADMINISTRATIVE SERVICES AGREEMENT


          THIS ADMINISTRATIVE SERVICES AGREEMENT (this "AGREEMENT"), dated as of April 1, 2001, is entered into by and between FORTIS BENEFITS INSURANCE COMPANY, a Minnesota stock life insurance company (the "COMPANY"), on behalf of itself and its Separate Account C and D, as applicable (the "SEPARATE ACCOUNT(S)"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut stock life insurance company ("REINSURER").

          WHEREAS, Reinsurer and the Company have entered into that certain Reinsurance Agreement, dated of even date herewith (the "REINSURANCE AGREEMENT"), pursuant to which Reinsurer will reinsure the Reinsured Contracts (as defined in the Reinsurance Agreement) on the terms and conditions set forth therein; and

          WHEREAS, the parties desire that Reinsurer will provide all administrative services with respect to the Reinsured Contracts, except as specifically set forth herein; and

          WHEREAS, the parties desire to set forth in this Agreement the terms and conditions upon which such administrative services will be performed;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

          As used herein and in the Schedules hereto, each of the following terms has the meaning set forth below (such meaning to be equally applicable to both the singular and plural forms of the term defined). Any capitalized term used but not defined herein shall have the meaning set forth in the Reinsurance Agreement.

          "ADMINISTRATIVE SERVICES" has the meaning set forth in Section 2.1.

          "AFFILIATE" has the meaning set forth in the Reinsurance Agreement.

          "ASSERTED LIABILITY" has the meaning set forth in Section 6.3.

          "BANK ACCOUNTS" has the meaning set forth in Section 3.14.

          "BUSINESS DAY" has the meaning set forth in the Reinsurance Agreement.

          "CLAIMS NOTICE" has the meaning set forth in Section 6.3.

          "COMMISSIONS" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to producers, agents, brokers or other such sales representatives.

          "COMPANY INDEMNITEES" has the meaning set forth in Section 6.1.

          "COMPANY RETAINED LIABILITIES" has the meaning set forth in the Reinsurance Agreement.

          "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 4.4.

          "CONTRACTHOLDER" means the owner of a Reinsured Contract.

          "FILINGS" means all documents required to be filed with the SEC relating to the Separate Account(s), including, but not limited to, Registration Statements, Annual and Semi-Annual Reports to Contractholders, Contractholder proxy materials, and filings on Form N-3, Form NSAR and Form 24 F-2.

          "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, self-regulatory organization, board or body, including, without limitation, the SEC, NASD and any state insurance regulatory authority.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 6.3.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 6.3.

          "INTERMEDIARY" means an individual or entity designated by a Contractholder as its broker of record or as the individual or entity that will act on such Contractholder's behalf, in some or all respects, in connection with such Contractholder's Reinsured Contract.

          "LAW" means any federal, state, local or foreign code, law, statute, ordinance, regulation, rule, reporting or licensing requirement, policy, guideline, administrative interpretation or other requirement of a Governmental Authority (including those of the SEC, NASD, NAIC, any self-regulatory organization or any state insurance department) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

          "LITIGATION" means any action, cause of action (whether at law or in equity), arbitration, claim or complaint by any Person alleging potential liability, wrongdoing or misdeed of another Person (other than claims for policy benefits in the ordinary course of business), or any administrative or other similar proceeding, criminal prosecution or investigation by any Governmental Authority alleging potential liability, wrongdoing or misdeed of another Person.

          "LOSS" means any action, claim, loss, liability, damage, deficiency, cost, expense (including reasonable fees and expenses of attorneys, actuaries, accountants and other consultants), interest or penalty.

          "MARKETING AGREEMENT" means that certain Marketing Agreement, dated as of the date hereof, by and between the Company and Reinsurer, providing, among other things, for the Company to provide certain marketing services on behalf of Reinsurer.

          "MATERIAL REGULATORY PROCEEDING" has the meaning set forth in Section 3.4.

          "PENDING LITIGATION" means any Litigation relating to the Reinsured Contracts that (a) is pending against or otherwise involving the Company on the date hereof, or (b) arises after the date hereof and is a Company Retained Liability.

          "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, division, business unit or other entity.

          "PREMIUMS" mean premiums, considerations, deposits and similar receipts with respect to the Reinsured Contracts.

          "PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated January 25, 2001, by and among Fortis, Inc., Fortis Benefits Insurance Company, First Fortis Life Insurance Company, Houston National Life Insurance Company, John Alden Life Insurance Company, Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company and Hartford Life, Inc.

          "REINSURER INDEMNITEES" has the meaning set forth in Section 6.2.

          "REINSURED LIABILITIES" has the meaning set forth in the Reinsurance Agreement.

          "RULES AND REGULATIONS OF THE SEPARATE ACCOUNT(S)" means the Separate Account(s)' governing Rules and Regulations, as amended, from time to time.

          "SEC" means the United States Securities and Exchange Commission.

          "SERVICE EFFECTIVE DATE" means, (i) with respect to each Existing Reinsured Contract, 12:01 a.m. on the date of this Agreement, and (ii) with respect to each New Reinsured Contract, the date and time upon which the Reinsurer's obligations with respect to such Reinsured Contract begin under the terms and conditions of the Reinsurance Agreement, PROVIDED that, in each instance, the Company shall provide such services as may be required of the Company under the Transition Services Agreement in accordance with the terms and conditions thereof.

          "SERVICE PROVIDER" means an individual or entity, other than an Intermediary, that provides services to holders of Reinsured Contracts.

          "TAX" has the meaning set forth in the Reinsurance Agreement.

          "THIRD PARTY CLAIM" has the meaning set forth in Section 6.4.

          "THIRD PARTY CLAIMANT" has the meaning set forth in Section 6.4.

          "THIRD PARTY REINSURANCE AGREEMENTS" means all agreements pursuant to which the Company cedes or retrocedes risks assumed under the Reinsured Contracts.

          "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement, dated of even date herewith, by and between, among others, the Company and the Reinsurer, providing for the servicing and support of the Reinsured Contracts and the Separate Account(s) by the Company during a transition period specified therein.

          "TRUST" has the meaning set forth in Section 3.2(l).

          "TRUST RESERVES" has the meaning set forth in the Reinsurance
Agreement.


                                    ARTICLE 2
             APPOINTMENT; STANDARDS; NOTIFICATION OF CONTRACTHOLDERS

          2.1 APPOINTMENT AND ACCEPTANCE OF APPOINTMENT. Except as expressly provided herein, or unless specifically required by applicable Law, the Company hereby appoints Reinsurer, on an exclusive basis for the period specified in accordance with Section 7.1 hereof, to provide with respect to the Reinsured Contracts and the Separate Account(s) the administrative services set forth in Section 3.2 hereof (collectively, the "ADMINISTRATIVE SERVICES") (other than those services to be provided by the Company pursuant to the Transition Services Agreement for so long as such services are required of Company under the Transition Services Agreement), and Reinsurer hereby accepts such appointment and agrees to perform such Administrative Services on behalf of and in the name of the Company or the Separate Account(s), as appropriate. The Reinsurer's obligations to provide the Administrative Services shall be subject to the Transition Services Agreement as provided above.

          2.2 STANDARDS. Reinsurer acknowledges that the performance of the Administrative Services in an accurate and timely manner is of paramount importance to the Company and the Separate Account(s). Reinsurer agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards, the terms and conditions of the Reinsured Contracts, and applicable Law. When performing Administrative Services for the Separate Account(s), Reinsurer will comply with the provisions of the Rules and Regulations of the Separate Account(s) provided to Reinsurer by the Company and comply with the written policies of the Separate Account(s); PROVIDED THAT such policies are not in conflict with this Agreement, the Separate Account(s)' governing documents, or any applicable Laws; and PROVIDED, FURTHER, that Reinsurer shall have no responsibility for compliance with any such Rules and Regulations or policies until it shall have received written copies thereof; AND PROVIDED FURTHER, that, unless required by Law, the Company shall not amend such Rules and Regulations or policies without the prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, conditioned or delayed.

          2.3       NOTIFICATION OF CONTRACTHOLDERS. Reinsurer agrees to send to
(i) holders of the Reinsured Contracts, (ii) the Intermediaries identified on
SCHEDULE 2.3.1 hereto, (iii) the Service Providers identified on SCHEDULE 2.3.2 hereto, and (iv) such Intermediaries, Service Providers and other appropriate persons as required by applicable Law or the applicable Reinsured Contract, a written notice prepared by Reinsurer and reasonably acceptable to the Company, to the effect that Reinsurer has been appointed by the Company to provide the Administrative Services. Reinsurer shall send such notice for each Reinsured Contract, by first class U.S. mail, at its own expense, as soon as practicable but no later than thirty calendar days after the Service Effective Date for such Reinsured Contract.


                                    ARTICLE 3
                             ADMINISTRATIVE SERVICES

          3.1       ADMINISTRATIVE SERVICES GENERALLY.

                    (a) Except as otherwise provided in the Transition Services Agreement, Reinsurer agrees to perform all Administrative Services during the period specified in Section 7.1 hereof, and is authorized to do so in the name or on behalf of the Company or the Separate Account(s) where appropriate. The Company shall cooperate with the Reinsurer in connection with the provision of the Administrative Services as reasonably requested by the Reinsurer from time to time and Reinsurer shall pay the Company therefor in accordance with Section 3.5.

                    (b) The intention of the parties is that Reinsurer will perform all such Administrative Services in such a way as to minimize the involvement of the Company and the Separate Accounts therein, subject to (i) the Transition Services Agreement and (ii) any requirements of applicable Law that specific actions be taken by the Company or the Separate Account(s) without the Reinsurer acting on its or their behalf. Reinsurer will give the Company timely notice of any actions that are legally required to be taken by the Company or the Separate Account(s) with respect to the Reinsured Contracts and, to the extent reasonably practicable, prepare in a timely manner the forms of any documentation required for the Company and the Separate Account(s) to comply therewith.

                    (c) Notwithstanding anything in this Agreement to the contrary, the Company shall prepare and deliver, at the Reinsurer's expense, any notices with respect to the Reinsured Contracts required by Title V of the Gramm-Leach-Bliley Act or any state statute or regulation requiring the delivery of similar notices, which notices shall not be mailed, unless required by Law, until they have been approved in writing by the Reinsurer, which approval shall not be unreasonably withheld, conditioned or delayed.

          3.2 ADMINISTRATIVE SERVICES SPECIFICALLY. The Administrative Services shall consist of the following:

                    (a) Billing, collection and processing of Premiums, deposits and other remittances from Contractholders (including payments of principal or interest on contract loans) and from any collection facility, including Intermediaries and other Persons that receive remittances with respect to the Reinsured Contracts and Separate Account(s).

                    (b) Subject to the provisions of Section 3.12 of this Agreement regarding the handling of Pending Litigation and of Section 3.13 of this Agreement regarding the handling of claims involving Company Retained Liabilities, the administration and processing of claims and disbursements under the Reinsured Contracts, including, but not limited to, the payment of death benefits, annuity benefits, withdrawals, surrenders, transfers, contract loans and returns of deposits. As part of such administration and processing, Reinsurer shall, without limitation,

                    (1) Receive and process all requests for claims and disbursements.

                    (2) Evaluate and pay promptly and accurately all allowable claims arising under the terms of the Reinsured Contracts after receipt of the completed claim form and all other required documents, within the number of days provided by applicable Law.

                    (3) In the event of non-payment of a claim on account of incomplete or insufficient data, receipt of the claim shall be confirmed with, and the reason for nonpayment shall be communicated to, the claimant promptly after receipt of the claim form, within that time frame provided by applicable Law. Claims decisions and payments will be made by Reinsurer in compliance with all applicable Laws.

                    (4) If Reinsurer determines that a claim under a Reinsured Contract requires investigation or is to be denied, the Company shall be promptly notified.

                    (5) Process policy lapses, expiries and/or non-forfeiture options with respect to the Reinsured Contracts.

                    (6) Prepare and deliver to the Company initial monthly claims reports substantially in the form of SCHEDULE 3.2 hereto, as such form may reasonably be changed by the Company from time to time.

                    (7) Perform such other claim services necessary in connection with the maintenance of the Reinsured Contracts.

                    (c) Delivery to the Company of such information (if any) in addition to the monthly and quarterly reports, as applicable, required by Subsection 3.2(b)(6) and Section 4.3 hereof as may reasonably be required by the Company to calculate and pay Premium taxes due in respect of the Reinsured Contracts and to determine if the Reinsurer's calculation of the amount of the Trust Reserves for the Reinsured Contracts are consistent with the applicable provisions of the Reinsurance Agreement and Trust Agreement.

                    (d) Maintenance of necessary computer and other records, including without limitation, records with respect to applications, Contractholders and Premium payments to the extent and for such duration as required by applicable Law, so as to enable the Company to determine by inspection of such records, at any time upon reasonable notice to Reinsurer and without undue disruption of the normal operations of the Reinsurer, the true and accurate status of the insurance in force under the Reinsured Contracts.

                    (e) The making available of all records relating to the Reinsured Contracts and Separate Account(s) for examination by the Company, and of all reasonably relevant personnel of Reinsurer for interviews and discussions with the Company, for any reasonable business purpose in accordance with the terms and conditions of Section 4.2 hereof. Such records shall include, but not be limited to, Contractholder records, in-force listings, Premium records, claim forms, itemized billings, Trust Reserves calculations and eligibility documentation.

                    (f) The giving of required notices to Contractholders of any lapse in coverage as required by applicable Law.

                    (g) The giving of prompt notice to the Company of any consumer complaint that threatens legal action against the Company and the forwarding to the Company of all written consumer complaints within seventy-two hours, if reasonably practicable, but in no instance longer than ten Business Days after receipt thereof, as well as copies of all pertinent files and correspondence relating thereto.

                    (h) The provision of those standard supplies needed for the administration of the Reinsured Contracts and Separate Account(s); PROVIDED, HOWEVER, that the Company will supply, at Reinsurer's expense, such Company forms, letterhead, stationery and other similar materials as are reasonably necessary for Reinsurer's administration and support of the Reinsured Contracts and Separate Account(s) and such materials shall be used in strict accordance with the Company's instructions.

                    (i) Processing of requests for termination of coverage in accordance with the terms and conditions of the Reinsured Contracts.

                    (j) Processing of policy changes requested by Contractholders including, but not limited to, name changes, address changes, loss payee changes, increases and decreases in coverage amounts, reinstatements and the like.

                    (k) Providing the Company with reports of transactions under the Reinsured Contracts in accordance with the terms and conditions of Subsection 3.2(b)(6) and Section 4.3 hereof.

                    (l) Calculation of Trust Reserves on the Reinsured Contracts and other items used in computing the Trust Reserves and providing the Company with the results of such calculations on the reports required by Section
4.3 hereof, including sufficient information so that the Company may comply with its financial reporting requirements and obligations and may confirm the appropriate amounts that should be maintained in the trust account (the "TRUST") that is being established on the date hereof in accordance with the terms of the Trust Agreement.

                    (m) Reporting of such information with respect to the Reinsured Contracts as the Company may reasonably require from time to time for statutory filing and reporting purposes and for purposes of the Trust.

                    (n) Without limiting the generality of any of the foregoing, specifically with respect to the Separate Account(s):

                    (1) maintain copies of the Separate Account(s)' governing documents, including the Rules and Regulations of the Separate Account(s), provided that the Company shall provide Reinsurer all current copies of such documents;

                    (2) prepare and file with state insurance departments, necessary filings for the Separate Account(s), and prepare and maintain required licenses and permits and comply with all related regulatory requirements;

                    (3) prepare all Filings with the SEC that are accurate, complete and consistent with the requirements for such filings, so that the Company may timely file the Filings with the SEC;

                    (4) administer contracts on behalf of the Separate Account(s) with, among others, the Separate Account(s)' custodian and transfer agent;

                    (5) perform all accounting services for the Separate Account(s) as may be reasonably requested by the Company from time to time consistent with its past practice or as required by applicable Law, including, without limitation, providing a quarterly trial balance to the Company, performing net asset valuations, and providing schedules to the Company for preparation of the Company's statutory annual statements;

                    (6) calculate performance data of the Separate Account(s) in accordance with industry practice for dissemination to information services covering the investment company industry;

                    (7) at least annually provide to Contractholders on the appropriate forms the amount and federal and state income Tax character of any distributions;

                    (8) examine and review the operations of the Separate Account(s)' custodian, transfer agent and investment adviser to promote compliance with applicable federal and state Laws;

                    (9) handle the preparation, printing and distribution of publicly disseminated prospectuses and reports, as required by applicable Law or contract;

                    (10) prepare and disseminate confirmations pursuant to Rule 10b-10 of the Securities Exchange Act of 1934, as amended;

                    (11)      respond to Contractholder inquiries;

                    (12) perform internal audit examinations in accordance with procedures adopted by Reinsurer and the Separate Account(s) consistent with past practice and applicable Law;

                    (13) assist with the operation of the Separate Account(s) as may be reasonably requested by the Company;

                    (14)      monitor the Separate Account(s)' compliance with
          Section 817 and Sections 851 through 855 of the Code, so as to enable the Separate Account(s) to comply with the diversification requirements applicable to investments of variable contracts and to maintain its status as a "regulated investment company;" and

                    (15) advise the Separate Account(s) on matters concerning the Separate Account(s) and their affairs.

                    (o) Such other administrative services as may be reasonably required from time to time in connection with the maintenance, support and administration of the Reinsured Contracts and Separate Account(s).

          3.3 POWER OF ATTORNEY. Subject to the provisions of Section 3.12 of this Agreement regarding the handling of Pending Litigation and of Section
3.13 of this Agreement regarding the handling of claims involving Company Retained Liabilities, the Company does hereby appoint and name the Reinsurer, acting through its authorized officers and employees, as the Company's lawful attorney in fact with respect to the rights, duties, privileges and obligations of the Company and the Separate Account(s), respectively, relating to the Reinsured Contracts, (i) to do any and all lawful acts that the Company and the Separate Account(s) might have done with respect to the Reinsured Contracts, and (ii) to proceed by all lawful means
(A) to perform any and all of the Company's obligations under the Reinsured Contracts, (B) to enforce any right and defend against any liability arising under the Reinsured Contracts, (C) to sue or defend (in the name of the Company, when necessary) any action arising under the Reinsured Contracts, (D) to collect any and all sums due or payable to the Company under the Reinsured Contracts and to quit and release for same, (E) to collect any and all Premiums due or payable under the Reinsured Contracts through any automatic charge authorizations or otherwise of persons who own or hold Reinsured Contracts, (F) to sign (in the Company's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (G) to take actions necessary, as may be reasonably determined, to maintain the Reinsured Contracts in compliance with applicable Laws, (H) to perform Reinsurer's duties and responsibilities under the Marketing Agreement, including, without limitation, designing and filing marketing and advertising materials in accordance with the terms and conditions of the Marketing Agreement, (I) to request rate changes for the Reinsured Contracts pursuant to Section 3.6 hereof, (J) to undertake the necessary duties in connection with payment of Commissions in connection with the Reinsured Contracts, and (K) to do everything lawful in connection with the satisfaction of the Reinsurer's obligations and the exercise of its rights under this Agreement.

          3.4       CERTAIN NOTICES.

                    (a) The Company shall promptly remit and shall refer to Reinsurer all inquiries involving the Reinsured Contracts, including without limitation, inquiries regarding additional Premiums, claims payments of policy provisions, limitations or exclusions. Claims relating to the Reinsured Contracts erroneously submitted to the Company will be forwarded promptly to the Reinsurer.

                    (b) Each party agrees to notify in writing the other party, and provide to the other party copies of all relevant documents as promptly as practicable but in no event later than ten Business Days upon receipt of: (i) any written or oral communication from any Governmental Authority of such Governmental Authority's intention to commence any market conduct or other examination or review or to proceed with any administrative action, such as a hearing, fine, penalty, license suspension or revocation or similar action, against the Company or Reinsurer, which examination, review or administrative action relates in any way to any of the Reinsured Contracts or Separate Account(s); (ii) any inquiry or other communication from any Governmental Authority regarding Contractholder and/or consumer concerns; and
(iii) notice of any litigation that is instituted, or of any complaint that any Person files with any state insurance department or other Governmental Authority, or otherwise arising out of or in connection with any activity or omission with respect to the Reinsured Contracts or the Separate Account(s). The Reinsurer shall have the authority to respond to and resolve all regulatory matters, consumer complaints and regulatory investigations and proceedings relating to the Reinsured Contracts or the Separate Account(s); PROVIDED, HOWEVER, that the Company may participate in any and all such regulatory matters at the Company's expense, and, PROVIDED FURTHER, the Reinsurer shall not have the authority to consent to any resolution that would restrict the Company's ability to conduct business, or require it to take or refrain from taking any action, other than with respect to the Reinsured Contracts or the Separate Account(s), or involve any admission of wrongdoing or violation of Law by the Company (a "MATERIAL REGULATORY PROCEEDING"). The Reinsurer agrees to promptly respond on behalf of the Company to inquiries received from Governmental Authorities regarding consumer inquiries and complaints relating to the Reinsured Contracts or Separate Account(s), and the Reinsurer shall keep the Company fully informed of the proceedings relative to all such matters. The Reinsurer shall conduct whatever investigation is reasonable under the circumstances in order to respond to such inquiries and to the extent so requested by the Company shall share with Company the information developed in such investigation. The Reinsurer shall promptly notify the Company of any such inquiry to which the Reinsurer determines that it will not provide a response and Company shall be entitled to handle any such matter at Reinsurer's cost and expense. Notwithstanding anything contained herein to the contrary, the parties shall mutually agree to an appropriate response, including which party should respond, to any regulatory investigation or proceeding relating to the Reinsured Contracts or the Separate Account(s) which could reasonably be expected to be a Material Regulatory Proceeding, and the parties hereby agree to cooperate and coordinate in resolving any and all Material Regulatory Proceedings.

                    (c) Without limiting the generality of the foregoing, in the event that a claim or liability constituting a Company Retained Liability becomes known to Reinsurer, Reinsurer shall promptly notify the Company, shall provide the Company with copies of all supporting documentation and records pertaining to the claim or liability, and shall provide the Company with reasonable assistance in recovering any reinsurance payable by a Person other than Reinsurer with respect thereto, all at the Company's expense.

          3.5 COMPENSATION. In consideration of the Company having entered into the Purchase Agreement and the Reinsurance Agreement, Reinsurer agrees to perform the Administrative Services with respect to the Reinsured Contracts and the Separate Accounts at its own expense (except as provided otherwise in this Agreement or in the Reinsurance Agreement) and without any rights of reimbursement from the Company or the Separate Account(s). Reinsurer will reimburse the Company and the Separate Account(s) for the following costs, associated with any and all actions taken by the Company and the Separate Account(s) as contemplated by Section 3.1(a) or 3.2(b)(ii) or otherwise at Reinsurer's request as contemplated by this Agreement, excluding normal accounting, actuarial, legal and regulatory activities normally associated with consolidating the book of business into the Company's and the Separate Account(s)'regulatory statements and Tax filings: (i) all reasonable out-of-pocket expenses incurred by the Company or the Separate Account(s) in providing such services, (ii) a proportionate and reasonable share of the Company's or the Separate Account(s)' corporate overhead allocable to providing such services computed, as of any date, in accordance with the Company's or the Separate Account(s)' current charge-back methodologies used generally by the Company or the Separate Account(s) for its own internal allocation purposes, (iii) all employment related costs reasonably incurred by the Company or the Separate Account(s) in providing such service (to the extent not included in item (ii) above, computed, as of any date, in accordance with the Company's or the Separate Account(s)' current charge-back methodologies used generally by the Company or the Separate Account(s) for its own internal allocation purposes, and (iv) any sales or use Taxes charged, assessed or incurred by the Company or the Separate Account(s) directly in connection with providing such services. Such reimbursement shall be made quarterly in connection with the quarterly reports and payments described in
Section 4.3, and the Company and the Separate Account(s) shall provide to Reinsurer copies of related third-party invoices and other reasonable supporting documentation as Reinsurer may request. In the event that the total expenses of the Separate Account(s) in any fiscal year exceed expense limitations imposed by applicable Laws, the Separate Account(s)' investment adviser shall reimburse the Separate Account(s) by the amount of such excess.

          3.6 SUBSEQUENT RATE FILINGS. Reinsurer shall have the exclusive authority to make filings with applicable insurance regulatory authorities, in the name of and on behalf of the Company, to (i) apply for increases in the premium rates that may be charged for the Reinsured Contracts from time to time and make related amendments to the applicable policy forms including, without limitation, applications, endorsements and riders; PROVIDED THAT a copy of the generic rate increase and related generic policy form filing shall be delivered to the Company at least ten Business Days in advance of the date that Reinsurer begins making state specific filings; PROVIDED, FURTHER, that Reinsurer shall deliver copies of rate increase and related policy form filings it made with state regulatory authorities promptly upon the request of the Company; and (ii) apply for other amendments to the applicable policy forms including, without limitation, applications, endorsements and riders, PROVIDED THAT Reinsurer shall deliver copies of policy form filings it made with state regulatory authorities promptly upon the request of the Company. The Company shall cooperate with the Reinsurer in seeking approval of any reasonable filing made pursuant to this
Section 3.6.

          3.7 COMPLIANCE OF THE REINSURED CONTRACTS. The Company and Reinsurer agree to cooperate fully with each other and the relevant Governmental Authorities in maintaining the Reinsured Contracts in compliance in all material respects with existing and future applicable Law. If Reinsurer determines that any of the Reinsured Contracts are not in compliance with applicable Law, Reinsurer shall so notify the Company, and the parties shall cooperate to take whatever action is reasonably necessary to bring such Reinsured Contracts into compliance with such applicable Law (including, without limitation, amending the forms of such Reinsured Contracts). Reinsurer shall prepare any necessary filings for the purpose of obtaining Governmental Authority approval for such amendment.

          3.8 LICENSING. Reinsurer represents and warrants to the Company that, in all material respects, Reinsurer is and will be at all times during the term of this Agreement duly licensed or authorized to perform the Administrative Services.

          3.9 THIRD PARTY REINSURANCE AGREEMENTS. Reinsurer shall, at its own expense, have the exclusive authority to manage and administer in the Company's name the Third Party Reinsurance Agreements, including, but not limited to, the authority to amend and terminate the Third Party Reinsurance Agreements and receive all claims recoveries and ceding commissions relating to such reinsurance. Reinsurer hereby agrees to pay one hundred percent (100%) of all amounts payable to the counterparties under the Third Party Reinsurance Agreements, except to the extent that such amounts would constitute a Company Retained Liability.

          3.10 ABANDONED PROPERTY, ETC. The Company shall promptly reimburse Reinsurer for any and all amounts paid to Contractholders by Reinsurer as a result of the non-negotiability of checks and other drafts issued by the Company prior to the date hereof for amounts owed under Reinsured Contracts. Reinsurer shall reimburse the Company for all amounts under Reinsured Contracts paid by the Company to the applicable state that escheat to such state as abandoned property because checks and other drafts issued by Reinsurer on or after the date hereof with respect to Reinsured Liabilities under the Reinsurance Agreement were not timely cashed by the applicable payee. The Company shall promptly seek reimbursement from the applicable state for any amounts paid by Reinsurer to Contractholders under the Reinsured Contracts after corresponding amounts have been paid to the Company and escheated to the applicable state pursuant to the immediately preceding sentence, and the Company shall promptly reimburse Reinsurer after it has received such amounts from the applicable state. Reinsurer shall provide to the Company information concerning the Reinsured Contracts reasonably necessary for the preparation of any report, notice or filing concerning abandoned property required to be made by the Company by the applicable state.

          3.11 RESTRICTIVE LICENSE REGARDING USE OF NAMES. The Company hereby grants a restrictive, non-exclusive license, during the term of this Agreement, with no right to sublicense or assign without the Company's express written consent, for Reinsurer and its Affiliates to display and refer to the Company's name as may be necessary or appropriate for Reinsurer to perform its obligations or exercise its rights hereunder or under the Reinsurance Agreement, PROVIDED THAT Reinsurer's use of the Company name shall be in accordance with the Company's written trademark usage guidelines as provided to the Reinsurer from time to time. Reinsurer shall not take any action that might have an adverse effect on the validity of the Company's proprietary materials, trademark or copyright markings or ownership by the Company thereof, and shall cease to use the markings, or any similar markings, in any manner immediately upon the expiration of this Agreement. Reinsurer shall not acquire any other rights of any kind in the Company's trade names, trademarks, product name or marks by the use authorized in this Section. Reinsurer may also use its own marks in connection therewith.

          3.12 PENDING LITIGATION. On and after the date hereof, Reinsurer shall cause its in-house legal staff assigned to the Business to manage the Pending Litigation for and on behalf of the Company according to the following:

                    (a) Reinsurer shall notify the Company promptly of any material action or development in a Pending Litigation matter, provide to the Company copies of all written correspondence, communications, briefs, orders and the like with respect to such matter, and otherwise keep the Company informed about the progress and status of the Pending Litigation matter. Without limiting the generality of the foregoing, Reinsurer shall provide to the Company such information about the Pending Litigation as the Company may reasonably request from time to time.

                    (b) Reinsurer shall not engage any outside legal counsel, incur any third-party expense (such as the costs of an expert witness) in excess of $5,000, or settle or compromise any Pending Litigation matter, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

                    (c) Reinsurer shall supervise and manage such outside counsel's efforts, and take all other actions in connection with such litigation management, in good faith in the best interests of the Company according to the same standards as if the Pending Litigation matter were a legal liability of Reinsurer. For the avoidance of doubt, the parties acknowledge and agree that all Losses associated with the Pending Litigation are the legal liability of the Company.

                    (d) The Company shall cooperate fully with Reinsurer to provide such assistance as Reinsurer shall reasonably request in connection with such management of the Pending Litigation.

                    (e) The Company may at any time direct Reinsurer to transfer management of a Pending Litigation matter to other counsel designated by the Company, whether outside counsel or in-house counsel for the Company. In such event, Reinsurer shall take commercially reasonable actions on a timely basis to transfer all files and information about the matter to such designated counsel, following which time Reinsurer shall have no further responsibility for managing such matter, other than to continue to provide information to the Company about past actions on the matter as may be reasonably requested by the Company from time to time.

                    (f) The Company shall reimburse Reinsurer for the following costs, if applicable, associated with management of the Pending Litigation and transferring management responsibilities to other counsel as contemplated by subsection (e) above: (i) all reasonable out-of-pocket expenses incurred by Reinsurer in providing such services, (ii) a proportionate and reasonable share of Reinsurer's corporate overhead allocable to providing such services computed, as of any date, in accordance with Reinsurer's current charge-back methodologies used generally by Reinsurer for its own internal allocation purposes, (iii) all employment related costs reasonably incurred by Reinsurer in providing such service (to the extent not included in item (ii) above, computed, as of any date, in accordance with Reinsurer's current charge-back methodologies used generally by Reinsurer for its own internal allocation purposes, and (iv) any sales or use Taxes charged, assessed or incurred by Reinsurer directly in connection with providing such services. Such reimbursement shall be made quarterly in connection with the quarterly reports and payments described in Section 4.3, and Reinsurer shall provide to the Company copies of related third-party invoices and other reasonable supporting documentation as the Company may request.


          3.13 CLAIMS INVOLVING COMPANY RETAINED LIABILITIES. Reinsurer shall notify the Company promptly of claims made under the Reinsured Contracts that involve Company Retained Liabilities. The parties shall mutually agree on an appropriate response to any claims under the Reinsured Contracts that involve both Company Retained Liabilities and Reinsured Liabilities under the Reinsurance Agreement and hereby agree to cooperate and coordinate in resolving any and all such claims. In lieu of participating with the Company in the defense of any claim involving both Company Retained Liabilities and Reinsured Liabilities under the Reinsurance Agreement, the Reinsurer may elect to pay to the Company the portion of such claim which is reinsured under the Reinsurance Agreement, following which the Company shall be solely responsible for resolving the remainder of such claim at its own expense. Notwithstanding anything in this Agreement to the contrary, without the Company's prior written consent, the Reinsurer shall not pay any portion of or settle any claim involving Company Retained Liabilities or admit liability on the part of the Company with respect to such claim.

          3.14 BANK ACCOUNTS. During the term of this Agreement, the Reinsurer shall establish and maintain accounts with banking institutions to provide the Administrative Services for the Reinsured Contracts (the "BANK ACCOUNTS"). The Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (i) open the Bank Accounts in the name of the Company, (ii) designate the authorized signatories on the Bank Accounts, (iii) issue drafts on and make deposits in the Bank Accounts in the name of the Company, and (iv) make withdrawals from the Bank Accounts, in every instance solely to provide the Administrative Services. The Company shall do all things necessary to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested form time to time by the banking institutions. The Company agrees that without the Reinsurer's prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom.

          3.15 NON-GUARANTEED ELEMENTS. The parties' agreements with respect to the administration of the Non-Guaranteed Elements (as defined in the Reinsurance Agreement) are set forth in the Reinsurance Agreement.

                                    ARTICLE 4
                           BOOKS AND RECORDS; REPORTS

          4.1       MAINTENANCE OF BOOKS AND RECORDS.

                    (a) For the duration of this Agreement, Reinsurer shall maintain, at a location to be agreed upon by Reinsurer and the Company, true and accurate books and records of all transactions pertaining to the Reinsured Contracts and Separate Account(s), including any disbursement requests submitted in respect of the Reinsured Contracts and Separate Account(s) and any documents relating thereto, any communications with Governmental Authorities, complaint logs, spreadsheets used to calculate Reinsured Contract values, all files containing actuarial data, and all other data used by Reinsurer in the performance of the Administrative Services. These books and records shall be maintained (i) in a format no less accessible than the format in which such books and records are maintained on the date hereof, (ii) in accordance with any and all applicable Laws, and (iii) for a minimum of seven years following the creation thereof. All such books and records pertaining to the Reinsured Contracts and the Separate Account(s) shall be made available to the Company, its auditors or other representatives, and Governmental Authorities, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and (at the Company's cost) reproduction, including, without limitation, in compliance with Rule 31a-3 under the Investment Company Act of 1940, as amended. Access to such books and records shall be exercised by the Company and its authorized representatives in a manner that shall not interfere unreasonably with the normal operations of the Reinsurer. Except as otherwise provided in Section 7.2 hereof, upon termination of this Agreement, all books and records pertaining to Reinsured Contracts and the Administrative Services shall be delivered promptly to the Company or such other Person as the Company shall designate in writing.

                    (b) Reinsurer shall back up all of its computer files used in the performance of services under this Agreement on a regular basis and shall maintain back-up files in an off-site location.

                    (c) Reinsurer shall maintain facilities and procedures reasonably acceptable to the Company for safekeeping all records used in the performance of the Administrative Services.

          4.2 REVIEW OF BOOKS AND RECORDS. Upon reasonable written notice to the other party, each party shall have the right at its sole expense, to review, inspect, examine and reproduce the other party's records relating to the Reinsured Contracts and Separate Account(s) at the place such records are located, and to discuss such matters with the employees of the other party that are knowledgeable about such records, during regular business hours and without undue disruption of the normal operations of the party whose records are being reviewed. The party reviewing the records shall reimburse the party whose records are being reviewed for any extraordinary costs that the latter party incurs in providing assistance in connection with such review.

          4.3 QUARTERLY TRANSACTION REPORTS. Within twenty Business Days after the end of each calendar quarter during the term of this Agreement, Reinsurer shall provide the Company with a summary report and accounting of all transactions, including receipts, payments, disbursements, policy loans, surrenders and other matters, that occurred during the quarter just ended, which report shall currently be substantially in the form of SCHEDULE 4.3 hereto, as such form may reasonably be changed and agreed to by Company and Reinsurer, as applicable, from time to time. Such report shall set forth the amount of any reimbursements and payments due between the parties pursuant to this Agreement and the Reinsurance Agreement, the amount of the Trust Reserves for the Reinsured Contracts as of the end of such quarter, and any other matters as may be reasonably requested by the Company. Reinsurer shall provide to the Company such documentation supporting such quarterly reports as may be reasonably requested by the Company.

          4.4 CONFIDENTIAL INFORMATION. Reinsurer and the Company acknowledge that during the performance of services pursuant to this Agreement, each of them will be exposed to the confidential and proprietary information of the other party and the other party's Affiliates, including, but not limited to, information containing the names and addresses of Contractholders and all other non-public personal information related to the Reinsured Contracts or the Contractholders (the "CONFIDENTIAL INFORMATION"). Each party agrees to take all commercially reasonable measures to prevent the Confidential Information from being acquired by unauthorized Persons to the same extent it protects its own confidential and proprietary information, and will not disclose the Confidential Information to third parties without the prior written consent of the other party, except as required by Law. Neither the Company nor any of its Affiliates may use the Confidential Information for any purpose other than the performance of its obligations pursuant to this Agreement, the Reinsurance Agreement, the Trust Agreement or the Marketing Agreement, or as required by applicable Law. This Section 4.4 shall survive the termination of this Agreement.


                                    ARTICLE 5
                      INABILITY TO PERFORM SERVICES; ERRORS

          5.1 INABILITY TO PERFORM SERVICES. In the event that Reinsurer shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed twenty Business Days, Reinsurer shall cooperate with the Company in obtaining an alternative means of providing such services; PROVIDED, HOWEVER, that if the Reinsurer is unable to provide the data necessary for any report or accounting required hereunder, the Reinsurer shall use its best efforts to provide estimates of such data. Reinsurer will be responsible for all costs incurred in either restoring services or obtaining an alternative source of services.

          5.2 ERRORS. Reinsurer shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from the Company or otherwise.


                                    ARTICLE 6
                                 INDEMNIFICATION

          6.1 REINSURER INDEMNIFICATION. From and after the date of this Agreement, Reinsurer shall indemnify, defend and hold harmless the Company and the Separate Account(s) and their Affiliates (and their respective directors, officers, employees, successors and permitted assigns) ("COMPANY INDEMNITEES") from and against all Losses asserted against, imposed upon or incurred by such Company Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by Reinsurer pursuant to this Agreement, (b) any breach of or inaccuracy in the representation and warranty of Reinsurer contained in
Section 3.8 hereof, (c) any directions of Reinsurer given pursuant to this Agreement and followed by the Company in a timely manner, (d) the failure of any subcontractor retained by Reinsurer in accordance with Section 10.5 to provide the services that Reinsurer is obligated to provide hereunder, (e) the payment of or failure to pay any Reinsured Liabilities, (f) any fraud, theft or embezzlement by officers, employees or agents of Reinsurer during the term of this Agreement, (g) the failure of Reinsurer to comply with any applicable Law during the term of this Agreement, unless such failure is caused by Company's actions or omissions under this Agreement, and (h) the reasonable costs to the Company Indemnitees of enforcing this indemnity against Reinsurer.

          6.2 COMPANY INDEMNIFICATION. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless Reinsurer and its Affiliates (and their respective directors, officers, employees, successors and permitted assigns) ("REINSURER INDEMNITEES") from and against all Losses asserted against, imposed upon or incurred by such Reinsurer Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement, (b) any Company Retained Liabilities,
(c) any fraud, theft or embezzlement by officers, employees or agents of the Company or the Separate Account(s) during the term of this Agreement, (d) the failure of the Company to follow the Reinsurer's recommendations pursuant to
Section 3.15 of this Agreement and Section 2.7 of the Reinsurance Agreement, unless following such recommendation was prohibited by applicable Law or the terms of the applicable Reinsured Contracts, (e) the failure of the Company or the Separate Accounts(s) to comply with any applicable Law during the term of this Agreement, unless such failure is caused by Reinsurer's actions or omissions under this Agreement, and (f) the reasonable costs to Reinsurer Indemnitees of enforcing this indemnity against the Company. The parties agree that, for purposes of the Company's indemnification obligations hereunder, the Company shall not be liable for the acts of any of its agents or other producers who are appointed by the Company pursuant to Section 2.2 of the

Marketing Agreement to the extent such agents or other producers are engaged in the sales or marketing of New Reinsured Contracts.

          6.3 NOTICE OF LOSS, ASSERTED LIABILITY. As promptly as practicable after (a) becoming aware of circumstances that have resulted in a Loss for which a party entitled to indemnification pursuant to Section 6.1 or
Section 6.2 intends to seek indemnification under such Section (the "INDEMNIFIED PARTY") or (b) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any litigation that may result in a Loss (an "ASSERTED LIABILITY"), the Indemnified Party shall give notice thereof (the "CLAIMS NOTICE") to any other party obligated to provide indemnification pursuant to Section 6.1 or Section 6.2 (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss or Asserted Liability that has been or may be suffered by the Indemnified Party. If a Claims Notice is not provided within the time required by the first sentence of this Section 6.3, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party except to the extent that the Indemnifying Party is actually prejudiced by such late receipt of the Claims Notice.

          6.4       OPPORTUNITY TO CONTEST.

                    (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "THIRD PARTY CLAIMANT") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article 6 (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of
Section 6.3, be delivered as promptly as practicable after such Third Party Claim is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

                    (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Third Party Claim that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article 6; PROVIDED, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Third Party Claim through representatives and counsel of its own choosing; and, PROVIDED FURTHER, that the Indemnifying Party shall not settle any Third Party Claim unless (i) such settlement is on exclusively monetary terms and provides a complete release of, or dismissal with prejudice of, all claims against any Indemnified

Party potentially affected by such Third Party Claim for all matters that were or could have been asserted in connection with such claim, or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld, conditioned or delayed. If requested by the Indemnifying Party, the Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense to do so in such manner as it deems appropriate; PROVIDED, HOWEVER, that the Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

                    (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Third Party Claim that it has elected not to defend, with its own counsel and at its own expense.

                    (d)       Except as provided in the first sentence of
Section 6.4(b), the Indemnifying Party shall bear all costs of defending any Third Party Claim and shall indemnify the Indemnified Party for all costs, fees and expenses incurred in connection with defending such Third Party Claim.

                    (e) The parties shall make available to each other all relevant information in their possession relating to any Third Party Claim (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

                    (f) No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of applicable Law or bad faith of such party.

          6.5 CERTAIN REDUCTIONS; SUBROGATION RIGHTS. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by, or any Tax benefits inuring to the benefit of, the Indemnified Party as a result of the Loss for which the Indemnified Party is seeking indemnification. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 6, the Indemnifying Party shall, upon the Indemnified Party's recovery of full payment for its Loss, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; PROVIDED, HOWEVER, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 6 in connection with such Loss.

                                    ARTICLE 7
                              DURATION; TERMINATION

          7.1 DURATION. This Agreement shall commence on the earliest Service Effective Date with respect to any Reinsured Contract and continue until it is terminated under Section 7.2.

          7.2       TERMINATION.

                    (a) This Agreement may be terminated (i) at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination and shall set forth in reasonable detail the procedures for transferring the Administrative Services to the Company or the Company's designee, (ii) automatically at such time as none of the Reinsured Polices remains in force and no further Administrative Services in respect of any Reinsured Contracts are required, or (iii) at the option of the Company upon written notice to Reinsurer for one of the following reasons:

                    (1) the filing by Reinsurer of a proceeding in bankruptcy, receivership, rehabilitation or reorganization, or for composition, liquidation or dissolution or for similar relief, or the filing against Reinsurer of any such proceeding which is not dismissed within sixty days after the filing thereof;

                    (2) Reinsurer materially breaches any of the terms and conditions of this Agreement and (i) if curable within thirty days, such breach shall not have been cured within thirty days after written notice by the Company of such breach, or (ii) if not curable within thirty days, such breach shall not have been addressed within such thirty days after written notice by the Company of such breach by Reinsurer through a good faith plan to cure such breach; or

                    (3) the Reinsurance Agreement is terminated for any reason whatsoever.

                    (b) Following any termination of this Agreement other than under Section 7.2(a)(ii), Reinsurer shall cooperate fully with the Company in effecting the prompt transfer of the Administrative Services and all books and records maintained by Reinsurer relating to the Reinsured Contracts and the Separate Account(s) to the Company or the Company's designee, so that the Company or its designee will be able to perform the services required under this Agreement without interruption following any such termination.

                    (c)       If this Agreement is terminated pursuant to
Section 7.2(a)(ii) hereof, all books and records maintained by the Reinsurer relating to the Reinsured Contracts and the Separate Account(s) shall remain in the possession of the Reinsurer.

          7.3 SURVIVAL. The provisions of Sections 4.4 and 7.2(b)-(c) and Articles 1, 6, 8 and 10 shall survive the termination of this Agreement.


                                    ARTICLE 8
                               DISPUTE RESOLUTION

          8.1 DISPUTE RESOLUTION. The parties acknowledge and agree that either party may pursue judicial remedies at Law or equity in the event of a dispute with respect to the interpretation, construction or enforcement of this Agreement.


                                    ARTICLE 9
                                    INSURANCE

          9.1 ERRORS AND OMISSIONS INSURANCE. Reinsurer shall maintain errors and omissions liability coverage in commercially prudent amounts as reasonably determined by Reinsurer to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of Reinsurer's officers, agents, subcontractors or employees in any aspect of the performance of its obligations under this Agreement.

          9.2 FIDELITY BOND. Reinsurer shall maintain fidelity bond coverage in commercially prudent amounts as reasonably determined by Reinsurer protecting the Company against any acts of theft or dishonesty on the part of Reinsurer's officers, agents, subcontractors or employees.


                                   ARTICLE 10
                                  MISCELLANEOUS

          10.1 COOPERATION. Each party hereto shall cooperate with the other party and, individually or collectively, shall promptly take such further action and promptly execute such further documents, certificates, instruments, statements, filings, conveyances and agreements as may be reasonably necessary to effectuate the purposes of this Agreement.

          10.2 OVERSIGHTS AND ERRORS. It is agreed that in the event that any unintentional or accidental failure to comply with the terms of this Agreement can be shown to be the result of a misunderstanding, oversight or clerical error, both parties shall be restored to the position they would have occupied had the misunderstanding, oversight or error not occurred.

          10.3 PRIVACY RIGHTS. The parties recognize that, in the performance of their respective obligations under this Agreement, they each may obtain from the other personal or privileged information about individuals collected or received in connection with insurance transactions under the Reinsured Contracts. Pursuant to the provisions of the Insurance Information and Privacy Protection Act, and/or similar applicable Laws as enacted in various states, of the parties agrees to maintain the confidentiality of such information in accordance with all such applicable Laws, and not to disclose such information to third parties without the individual's written authorization unless such disclosure is otherwise permitted by applicable Law. Each party shall be responsible for its own compliance with all such applicable privacy Laws, except to the extent provided otherwise in this Agreement.

          10.4 LIMITED AUTHORITY. The Company and Reinsurer are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. Reinsurer's authority shall be limited to that which is stated in this Agreement. The performance of services by Reinsurer for the Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of the Company or Reinsurer by their respective Boards of Directors.

          10.5 SUBCONTRACTING. Reinsurer may not subcontract for the performance of any services that Reinsurer is to provide hereunder, except as permitted in writing by the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, Reinsurer shall be permitted to subcontract for the performance of any of such services with (i) any Person that is performing such services as a subcontractor for the Company as of the date hereof, without obtaining the consent of the Company so long as Reinsurer notifies the Company of such subcontract on or prior to the effective date thereof, (ii) any Person that is performing such services as a subcontractor for Reinsurer with respect to all or substantially all of Reinsurer's insurance business that is similar to the insurance business to be administered hereunder, or (iii) an Affiliate of Reinsurer, PROVIDED THAT Reinsurer shall remain liable for such Affiliate's performance under this Agreement. The provisions of this
Section 10.5 are not intended to and do not prohibit the employment by Reinsurer of temporary personnel from time to time, in the ordinary course of business.

          10.6 COORDINATORS. Each of the Company and Reinsurer shall appoint one individual who shall serve as a contact person for purposes of communicating with the other party and carrying out this Agreement, and who shall be authorized to act on behalf of his or her respective party as to matters pertaining to this Agreement. Effective upon execution of this Agreement, such coordinators shall be as set forth in SCHEDULE 10.6 hereto. Each party shall notify the other in writing as to the name, address and telephone number of any replacement for such designated coordinator.

          10.7 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement (including the Schedules hereto) constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          10.8 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by all parties.

          10.9 WAIVERS. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          10.10 BINDING EFFECT; ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that, without having to obtain such consent, either party may assign this Agreement to a Person who acquires all or substantially all of the equity or assets of such party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each party shall notify the other promptly of any "change of control" filing with respect to such party made with an insurance regulatory authority, the approval of any plan to liquidate, merge or dissolve such party, or of any proceeding or lawsuit that materially affects such party's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

          10.11 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          the Company:             Fortis Benefits Insurance Company
                                   2323 Grand Boulevard
                                   Kansas City, MO 64108
                                   Attention: General Counsel
                                   Fax: 816-881-8508
                                   Phone: 816-474-2362
          and
                                   Fortis, Inc.
                                   One Chase Manhattan Plaza
                                   41st Floor
                                   New York, New York 10005
                                   Attention:  Jerome A. Atkinson
                                   Fax: 212-859-7034
                                   Phone: 212-859-7285

          With copy to counsel     Alston & Bird LLP
          (which shall not         1201 West Peachtree Street
          constitute notice):      Atlanta, Georgia  30309
                                   Attention: Susan J. Wilson
                                   Fax: 404-881-4777
                                   Phone: 404-881-7974

          Reinsurer:               Hartford Life and Annuity Insurance Company
                                   200 Hopmeadow Street
                                   Simsbury, Connecticut 06089
                                   Attention: General Counsel
                                   Fax:  860-843-8665
                                   Phone:  860-547-5000

          With copy to counsel     Lord, Bissell & Brook
          (which shall not         115 S. LaSalle Street
          constitute notice):      Chicago, Illinois 60603
                                   Attention: James R. Dwyer
                                   Fax:  312-443-0336
                                   Phone:  312-443-0632

          10.12 GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the Laws of the State in which the Company is domiciled, without regard for any conflicts of laws principles.

          10.13 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All references herein to Articles, Sections and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          10.14     INTERPRETATION.

                    (a) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All dollar references in this Agreement are to the currency of the United States.

                    (b) No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          10.15 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          10.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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                                       26

          IN WITNESS WHEREOF, the parties have executed this Administrative Services Agreement as of the date first above written.


                                   FORTIS BENEFITS INSURANCE COMPANY


                                   By:
                                        -----------------------------------

                                   Name:
                                        -----------------------------------

                                   Title:
                                        -----------------------------------


                                   HARTFORD LIFE AND ANNUITY
                                   INSURANCE COMPANY

                                   By:
                                        -----------------------------------

                                   Name:
                                        -----------------------------------

                                   Title:
                                        -----------------------------------


                                       27
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                                 SCHEDULE 2.3.1

                                 INTERMEDIARIES



Please see CD-ROM provided to Reinsurer by the Seller Parties on April 1, 2001.

                                 SCHEDULE 2.3.2

                                SERVICE PROVIDERS


None.

                                  SCHEDULE 3.2

                          FORM OF MONTHLY CLAIM REPORT


               TO BE DETERMINED IN GOOD FAITH BY MUTUAL AGREEMENT
         OF THE PARTIES AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                  SCHEDULE 4.3

                      FORM OF QUARTERLY TRANSACTION REPORT


               TO BE DETERMINED IN GOOD FAITH BY MUTUAL AGREEMENT
         OF THE PARTIES AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                  SCHEDULE 10.6

                              INITIAL COORDINATORS


On behalf of the Company:

          Fortis, Inc.
          One Chase Manhattan Plaza
          41st Floor
          New York, New York 10005
          Attention:  William D. Greiter
          Fax:  212-859-7034
          Phone:  212-859-7047


On behalf of Reinsurer:

          Hartford Life and Annuity Insurance Company
          200 Hopmeadow Street
          Simsbury, Connecticut 06089
          Attention:  Lois Grady
          Fax:  860-843-8665
          Phone:  860-547-5000